UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On May 30, 2018, Alliance Advisors, LLC, the proxy solicitor to American Realty Capital New York City REIT, Inc. (the “Company”) sent the following email to certain of the Company’s stockholders in connection with the Company’s 2018 annual meeting of stockholders.

SUBJECT: American Realty Capital New York City REIT (May 31, 2018)

Good Afternoon:

The Annual Meeting of Stockholders for American Realty Capital New York City REIT (“NYCR”) is scheduled to take place on Thursday, May 31st and as of yet we do not show a vote being recorded for your shares.

The Board is asking you to approve three charter amendments that they believe will enhance NYCR’s ability to execute a liquidity event through an acquisition or public listing.

Your vote matters and is important no matter how many shares you own. Please contact one of our proxy specialist toll free at 855-976-3323 for assistance with voting your shares or with any questions about the proxy materials.

Voting will only take a moment of your time and is greatly appreciated.